For more information contact Media: Communications Media.Relations@CenterPointEnergy.com Investors: Jackie Richert/Ben Vallejo Phone 713.207.6500 For Immediate Release CenterPoint Energy Appoints New Board Members Thaddeus J. Malik and Ricky A. Raven Houston, Oct. 3, 2023 – CenterPoint Energy, Inc. (NYSE: CNP) today announced the appointments of Thaddeus J. Malik, Principal at S2T Solutions, LLC, and Ricky A. Raven, Senior Vice President and Deputy General Counsel at Allstate Insurance Company, to its Board of Directors, effective Sept. 28. With the appointments of Malik and Raven, CenterPoint Energy’s Board is now composed of 11 directors, 10 of whom are independent. “The decision to expand our Board of Directors with the additions of Thad and Ricky reflects our ongoing commitment to anchor the Board with directors who have outstanding corporate governance backgrounds,” said Earl M. Cummings, Independent Chair of the Board. “At the same time, we are broadening the Board’s industry experience and expertise to advance the company’s long-term growth strategy and objectives as a pure-play, regulated utility.” Cummings added, “Each of the new directors brings impressive and diverse experience in public companies, regulatory affairs and risk management, as well as a proven track record of driving operational and strategic excellence. We look forward to their contributions as we collectively focus on delivering value for all our stakeholders.” Malik said, “CenterPoint Energy serves an immensely important role in supporting communities by delivering electricity and natural gas to millions of customers across six states, and I am honored to join the Board. I am excited to leverage my knowledge of regulated industries and corporate governance to contribute to CenterPoint Energy’s continued success.” Raven said, “Strong customer and stakeholder relationships are the cornerstones of the company’s success, and I look forward to sharing my experience to support the team as we guide CenterPoint Energy into the future. As a CenterPoint Energy customer, I have long admired the critically important work and services the company provides to its customers and communities.” Consistent with the Board’s commitment to pursuing an appropriate mix of skills, diversity and expertise, the Board has also retained a leading director search firm to identify an additional independent director candidate with significant financial or audit experience. - more - Exhibit 99.1

Page 2 of 3 About Thaddeus J. Malik Malik has extensive experience advising Fortune 500 companies and extensive knowledge of regulated industries, including aerospace and defense, insurance, gaming (land-based and online) and telecommunications. As Principal at S2T Solutions, he supports external and internal deal teams on transactional matters, including acquisitions and dispositions. Prior to forming S2T Solutions, he was a Partner at Paul Hastings, LLP where he established their Corporate Department in Chicago. Malik currently serves on the Board of Directors of Health Care Service Corporation and as President and board member of The First Tee of Greater Chicago and as a board member for the Illinois PGA Foundation and The TimeLine Company. He holds a Bachelor of Arts in Political Science from Northwestern University and a Juris Doctor from Harvard Law School. About Ricky A. Raven Raven is Senior Vice President and Deputy General Counsel of the Allstate Insurance Company. He serves on the boards of the National Judicial College Board of Directors and International Academy of Trial Lawyers Board of Directors. He is currently a member of the University of Houston Board of Regents and former Commissioner for the City of Houston Civil Service Commission. Raven previously was a Partner at ReedSmith LLP, where he was a member of the Global Commercial Disputes Group and a leader of the firm’s Mass and Toxic Torts team. He holds a Bachelor of Science in Political Science and Biology from the University of Houston and a Juris Doctor from the University of Houston Law Center. About CenterPoint Energy, Inc. As the only investor-owned electric and natural gas utility based in Texas, CenterPoint Energy, Inc. (NYSE: CNP) is an energy delivery company with electric transmission and distribution, power generation and natural gas distribution operations that serve more than 7 million metered customers in Indiana, Louisiana, Minnesota, Mississippi, Ohio and Texas. As of June 30, 2023, the company owned approximately $38 billion in assets. With approximately 9,000 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, visit CenterPointEnergy.com. Forward-Looking Statement This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "objective," "plan," "potential," "predict," "projection," "should," "target," "will" or other similar words are intended to identify forward-looking statements. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or - more -

Page 3 of 3 implied by these forward-looking statements. Any statements in this news release regarding future events, such as the potential growth, including the timing and scale of such growth, of CenterPoint Energy, CenterPoint Energy's long-term capital plan and its ability to execute on its long-term capital plan, future financial performance of CenterPoint Energy, composition of the Board of Directors and representation of skills and expertise on the Board of Directors, and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Important factors that could cause actual results to differ materially from those indicated by the provided forward- looking information include risks and uncertainties relating to: (1) the impact of pandemics, including the COVID-19 pandemic; (2) financial market conditions; (3) general economic conditions; (4) the timing and impact of future regulatory and legislative decisions; (5) effects of competition; (6) weather variations; (7) changes in business plans; (8) continued disruptions to the global supply chain and increases in commodity prices; (9) legislative decisions, including tax and developments related to the environment such as global climate change, air emissions, carbon and waste water discharges; (10) CenterPoint Energy's ability to execute on its initiatives, targets and goals and operations and maintenance goals and (11) other factors, risks and uncertainties discussed in CenterPoint Energy's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and CenterPoint's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission. ###